SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K
                                 CURRENT REPORT

                         Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934

               Date of report (date of earliest event reported):

                                January 31, 1997
                                ----------------

                             CALI REALTY CORPORATION
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             (Exact name of Registrant as specified in its charter)


                                    Maryland
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                 (State or other jurisdiction of incorporation)


       1-13274                                                   22-3305147
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(Commission File No.)                                         (I.R.S. Employer
                                                             Identification No.)

                  11 Commerce Drive, Cranford, New Jersey 07016
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               (Address of Principal Executive Offices) (Zip Code)


                                 (908) 272-8000
                                 --------------
              (Registrant's telephone number, including area code)


                                 not applicable
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          (Former Name of Former Address, if Changed Since Last Report)


                               Page 1 of 7 Pages

Item 2. Acquisition or Disposition of Assets

     On January 31, 1997, Cali Realty Corporation and subsidiaries (the "Company") acquired 65 properties (the "RM Properties") and the related operations of Robert Martin Company LLC and affiliates ("RM"), for a total cost of approximately $450 million. The cost of the transaction was financed through the assumption of a $185 million mortgage, $220 million in cash, substantially all of which was obtained from the Company's cash reserves, and the issuance of 1,401,225 units (the "Units") in Cali Realty, L.P., the operating partnership.

     In connection with the transaction, the Company assumed a $185 million non-recourse mortgage loan with Teachers Insurance and Annuity Association of America ("TIAA"), with interest only payable monthly at a fixed annual rate of
7.18 percent (the "TIAA Mortgage"). The TIAA Mortgage is secured and cross-collateralized by 43 of the RM Properties and matures on December 31, 2003. The Company, at its option, may convert the TIAA Mortgage to unsecured public debt upon achievement by the Company of an investment credit rating of Baa3/BBB- or better. The TIAA Mortgage is prepayable in whole or in part subject to certain provisions, including yield maintenance.

     The RM Properties consist primarily of 58 office and office/flex properties aggregating approximately 3.7 million square feet and six industrial/warehouse properties aggregating approximately 400,000 square feet. The RM Properties are located primarily in established business parks in Westchester County, New York and Fairfield County, Connecticut. The Company has agreed not to sell certain of the RM Properties for a period of seven years without the consent of the RM principals, except for sales made under certain circumstances and/or conditions.

     In connection with this transaction, the Company was granted a three-year option to acquire a 115,000 square foot office property and an 84,000 square foot office/flex property (the "Option Properties") for an aggregate minimum price of $19 million and has granted RM the right to put such properties to the Company between a range of an aggregate purchase price of $11.6 to $21.3 million, under certain conditions. The purchase prices, under the agreement, are subject to adjustment based on


                               Page 2 of 7 Pages
different formulas and are payable in cash or Units.

     The Company provided an $11.6 million non-recourse mortgage loan ("Mortgage Receivable") to entities controlled by the RM principals, bearing interest at an annual rate of 450 basis points over one-month LIBOR. The Mortgage Receivable, which is secured by the Option Properties and guaranteed by certain of the RM principals, matures on February 1, 2000. In addition, the Company received a three percent origination fee in connection with the Mortgage Receivable.

     In connection with the RM transaction, the Company's environmental consultant undertook environmental audits of the properties, including sampling activities, which identified certain environmental conditions at several of the properties (the "Designated Properties") that will likely require further investigation and/or remedial activities. RM retained the liability and responsibility for remediation of the environmental conditions of the Designated Properties, and has established an escrow in the amount of $1.5 million (the "Environmental Escrow") as a clean-up fund. Any remediation costs for the Designated Properties exceeding the Environmental Escrow will remain the responsibility of the principals of RM.

     Additionally, RM has made certain customary representations and warranties to the Company, most of which survive the closing for a period of one year. RM has agreed to maintain a minimum net worth of $25 million during such period.


                               Page 3 of 7 Pages

     RM, headquartered in Elmsford, New York, is a large real estate development company doing business in the Westchester County, New York and Fairfield County, Connecticut region. The privately-held firm owns and manages a portfolio of over
4.1 million square feet of office, office/flex and industrial/ warehouse properties throughout the two-county area. RM is a fully integrated firm, offering in-house architecture, engineering, construction, leasing and management services to approximately 600 tenants.

     As part of the transaction, Brad W. Berger, President and Chief Executive Officer of RM, and Timothy M. Jones, Chief Operating Officer of RM, joined the Company as Executive Vice Presidents under three-year employment agreements. Pursuant to the agreements, Messrs. Berger and Jones were each issued warrants to purchase 170,000 shares of the Company's common stock at a stock price of $33 per share, which vest equally over a three-year period and expire on January 31, 2007.

     Robert F. Weinberg, co-founder of RM, and Mr. Berger will serve on the Company's Board of Directors for an initial term of three years. The Company will also appoint two additional independent Board members, thereby increasing the size of the Board from nine to thirteen members.

     Following the transaction, the Company's portfolio consists of 123 properties, aggregating 11.4 million square of office, office/flex and industrial/warehouse properties, located in New Jersey, New York, Pennsylvania and Connecticut.


Item 7. Financial Statements, Pro forma Financial Information and Exhibits.

(a) Financial Statements of Business Acquired.

     It is impracticable to provide the financial information required under
Item 7(a) as of the required filing date of this Form 8-K. Such required financial information will be filed under cover of Form 8-K/A as soon as available and in no event later than April 21, 1997.


                               Page 4 of 7 Pages

(b) Pro Forma Financial Information.

     It is impracticable to provide the pro forma financial information required under Item 7(b) as of the required filing date of this Form 8-K. Such required pro forma financial information will be filed under cover of Form 8-K/A as soon as available and in no event later than April 21, 1997.

(c) Exhibits.

Exhibit
Number                    Exhibit Title
------                    -------------


10.59             Contribution and Exchange Agreement,
                  dated January 24, 1997, among
                  Robert Martin Company, LLC, Robert
                  Martin-Eastview North Company, L.P.,
                  Cali Realty, L.P. and Cali
                  Realty Corporation (including Schedule
                  28.1 - Special Environmental Matters, and certain Exhibits).

10.60             Amended and Restated Agreement of Limited
                  Partnership of Cali Realty, L.P., dated as of January 16, 1997.

10.61 Third Modification and Assumption of Loans Agreement among Robert Martin Company, LLC, Cali CW Realty Associates L.P., Elmsford Realty Associates L.P., Talleyrand Realty Associates L.P., Cali Mid-West Realty Associates L.P., Cali So. West Realty Associates L.P., Cali WP Realty Associates L.P. and Teachers Insurance and Annuity Association of America, dated as of January 31, 1997 (including certain Exhibits).


                               Page 5 of 7 Pages

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, Cali Realty Corporation has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:   February 18, 1997


                                            CALI REALTY CORPORATION




                                            By:      /s/ Thomas A. Rizk
                                                     ---------------------------
                                                     Thomas A. Rizk
                                                     President and Chief
                                                     Executive Officer



                                            By:      /s/ Barry Lefkowitz
                                                     ---------------------------
                                                     Barry Lefkowitz
                                                     Vice President - Finance
                                                     and Chief Financial Officer


                               Page 6 of 7 Pages

                                  Exhibit Index

                                                                    Sequentially
Exhibit                                                               Numbered
Number                              Exhibit Title                       Page
------                              -------------                   ------------

10.59 Contribution and Exchange Agreement, dated January 24, 1997, among Robert Martin Company, LLC, Robert Martin-Eastview North Company, L.P., Cali Realty, L.P. and Cali Realty Corporation (including Schedule 28.1 - Special Environmental Matters, and certain Exhibits).

10.60             Amended and Restated Agreement of Limited
                  Partnership of Cali Realty, L.P., dated as of January 16, 1997.

10.61 Third Modification and Assumption of Loans Agreement among Robert Martin Company, LLC, Cali CW Realty Associates L.P., Elmsford Realty Associates L.P., Talleyrand Realty Associates L.P., Cali Mid-West Realty Associates L.P., Cali So. West Realty Associates L.P., Cali WP Realty Associates L.P. and Teachers Insurance and Annuity Association of America, dated as of January 31, 1997 (including certain Exhibits).